EXHIBIT 19.1
                                                                   Page 1 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: August 1995
Distribution Date: September 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Principal Deposits in Collection Account
----------------------------------------
  Scheduled Principal Payments                  $      24,022,200.43
  Prepayments in Full                                  16,428,165.86
  Warranty and Administrative Repurchases                   9,506.08
  Liquid. Proceeds, Recov. & Released Payaheads            86,641.23
                                                  ------------------
    Available Principal Amount                  $      40,546,513.60
  Realized Losses                                          24,611.28
                                                  ------------------
  Monthly Principal Distributable Amount        $      40,571,124.88


Interest Deposits in Collection Account
---------------------------------------
  Available Interest Amount                     $       9,501,607.96


Servicing Fee
-------------
  Class A Servicing Fee                         $         889,001.61
  Class B Servicing Fee                                    61,802.25
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         950,803.86
  Available Subordination Amount                       10,409,877.95
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                     4,935.25
  Available Int. Amount for Certificateholders          8,545,868.85


Schedule of Distributions to Certificateholders
-----------------------------------------------
Class A
-------
  Class A Interest Distributable Amount         $       5,245,109.48
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             7,990,387.37
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               13,710,637.32
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           2,745,277.89


  Interest Distribution to Class A              $       5,245,109.48


  Class A Principal Distributable Amount        $      37,934,001.76
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      37,910,990.22
                                                  ------------------
  Class A Principal Draw Amount                 $          23,011.55
    Less: Available Subordination Amount               13,710,637.32
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      37,934,001.76

                                                                 Page 2 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: August 1995
Distribution Date: September 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Class B
-------
  Class B Interest Distributable Amount         $       3,300,759.37
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             3,300,759.37
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00


  Interest Distributions to Class B             $       3,300,759.37


  Class B Principal Distributable Amount        $       2,637,123.12
    Plus: Class B Prin. Carryover Shortfall                 2,818.86
    Less: Class B Available Principal Amount            2,635,523.38
    Plus: Class B Principal Draws                          23,011.55
                                                  ------------------
  Class B Principal Shortfall Amount            $          27,430.14


  Principal Distributions to Class B            $       2,612,511.84


Principal Balances
------------------
  Class A Beginning Principal Balance           $   1,066,801,928.96
  Less: Reductions to Class A Prin. Balance            37,934,001.76
                                                  ------------------
  Class A Ending Principal Balance              $   1,028,867,927.20


  Class B Beginning Principal Balance           $      74,162,700.94
  Less: Reductions to Class B Prin. Balance             2,637,123.12
                                                  ------------------
  Class B Ending Principal Balance              $      71,525,577.82


  Beginning Pool Principal Balance              $   1,140,964,629.90   100,227
  Less: Reductions in Pool Prin. Balance               40,571,124.88
                                                  ------------------
  Ending Pool Principal Balance                 $   1,100,393,505.02    98,615

Calculation of Pool Factor
--------------------------
  Class A Pool Factor (End Class A Prin.                   0.9325292
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)

Calculation of Subordinated Spread Account
------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $       8,850,074.00
      and
   B. Balance on Previous Payment Date          $       7,774,354.57
      Plus: Interest Distrib. to Class B                3,300,759.37
      Plus: Principal Distrib. to Class B               2,612,511.84
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      13,687,625.77

  Remaining Subordinated Spread Account         $       8,850,074.00
  (lesser of A or B)

                                                             Page 3 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: August 1995
Distribution Date: September 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Calc. of Specified Subord. Spread Acct. Ratios
----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.016%
  Average Delinquent & Repo Inventory Contracts/              0.082%
  Outstanding Contracts


Advances
--------
  Advances at Beginning of the Month            $       4,898,537.45
  Plus: Net Change in Advances                            576,796.72
                                                  ------------------
  Advances at End of the Month                  $       5,475,334.17


Payaheads
---------
  Payaheads at Beginning of the Month           $       6,549,455.62
  Plus: Net Change in Payaheads                           624,254.45
                                                  ------------------
  Payaheads at End of the Month                 $       7,173,710.07


Delinquency Amounts Excluding Repo Inventory
--------------------------------------------
  31 - 60 Days                                  $       9,890,683.47       885
  61 - 90 Days                                            717,631.54        69
  91 - 120 Days                                             4,576.42         1
  Over 120 Days                                                 0.00         0
                                                  ------------------  --------
                                                $      10,612,891.43       955

Repo Inventory                                                              74